Exhibit 99.1

                  Linens 'n Things Updates Outlook;
               Company Exploring Strategic Alternatives

    CLIFTON, N.J.--(BUSINESS WIRE)--Sept. 22, 2005--Linens 'n Things, Inc. (NYSE:LIN) announced today that it is updating its July 20, 2005 outlook, at which time it provided earnings outlook information for the 2005 second half only. Based on sales trends to date in the third quarter, the Company currently expects net earnings to approximately breakeven for the third quarter ending October 1, 2005. Comparable same store sales are estimated to decline by approximately 10% in the third quarter. Although the Company had not provided earnings guidance for the third quarter, the consensus estimate of fully diluted earnings per share for the third quarter is $0.29. The Company stated that it currently plans to provide its earnings outlook for the 2005 fourth quarter at its next scheduled earnings conference call.
    "While we expected our performance for this quarter to be difficult, we had not anticipated the significant declines in guest traffic that occurred," commented Norman Axelrod, Chairman and Chief Executive Officer. "Response to our Back-to-School assortments proved disappointing, as our fashion content was too narrow in appeal and we did not make the kind of progress that we expected in strengthening our value proposition with our guests."
    "The addition of Jane Gilmartin as Chief Merchandising Officer in July has greatly strengthened our merchandising team and she has already begun to have an impact on improving our merchandise assortments with a focus on the holiday selling season," continued Axelrod. "In addition, we are excited about the launch of the Nate Berkus Collection offered exclusively at Linens 'n Things which although early has been well-received by our guests."
    "While our business has not performed well during this quarter, our balance sheet remains strong, leaving us well-positioned as we head into the balance of this year," commented William Giles, Executive Vice President and Chief Financial Officer.
    The Company also announced that its Board of Directors is exploring strategic alternatives to enhance shareholder value, including a possible sale of the Company. The Company said there can be no assurance that any transaction will occur or, if one is undertaken, its terms or timing. The Company has retained Credit Suisse First Boston LLC as its financial advisor to assist in this process. The Company stated that it does not expect to update its progress or disclose developments with respect to the exploration of strategic alternatives unless the Board of Directors has approved a definitive transaction.
    The Company will report its third quarter results on October 19th and will host a conference call at 9:00 a.m. ET on the same day. The conference call will be broadcast on the Company's website at www.lnt.com linking through the "Investor Relations" page. A replay of this call can be accessed at the same website address.
    Linens 'n Things, with 2004 sales of $2.7 billion, is one of the leading, national large format retailers of home textiles, housewares and home accessories. As of July 2, 2005 the Company was operating 516 stores in 45 states and five provinces across the United States and Canada. More information about Linens 'n Things can be found online at www.lnt.com.

    This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The statements are made a number of times and may be identified by such forward-looking terminology as "expect," "believe," "may," "intend," "plan," "target," "outlook," "comfortable with" and similar terms or variations of such terms. All of our information and statements regarding our outlook for the future including future revenues, comparable sales performance, earnings and other future financial condition, impact, results and performance, constitutes forward-looking statements. All our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company and involve certain significant risks and uncertainties, including the Company's decisions concerning and the substantial risks and uncertainties associated with the strategic alternatives being explored which could include a potential sale of the Company, as well as the substantial risks and uncertainties associated with whether or not any transaction will ultimately be executed or consummated; levels of sales; store traffic; the negative selling trends experienced to date and the risk and uncertainty of a continuation of such negative selling trends; the unpredictability of the success of our important fourth quarter holiday selling season and the substantial contribution of our fourth quarter to our full year sales and earnings; unusual weather patterns; acceptance of our product offerings and fashions and our ability to anticipate and successfully respond to changing consumer tastes and preferences; our ability to anticipate and control our operating and selling expenses; the success of our new business concepts, seasonal concepts and new brands; the performance of our new stores; substantial competitive pressures from other retailers; availability of suitable future store locations; schedule of store expansion and of planned closings; the impact of the bankruptcies and consolidations in our industry; the impact on consumer spending as a result of the slower consumer economy, higher gasoline prices, and a highly promotional retail environment; any significant variations between actual amounts and the amounts estimated for those matters identified as our critical accounting estimates as well as other significant accounting estimates made in the preparation of our financial statements; and our ability to successfully implement our strategic initiatives.
    If these or other risks or uncertainties materialize, or if our estimates or underlying assumptions prove inaccurate, actual results could differ materially from any future results, express or implied by our forward-looking statements. These and other important risk factors are included in the "Risk Factors" section of the Company's Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on June 18, 2002 and are contained in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are urged to consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, even if such results or changes make it clear that any projected results or other forward-looking statements, will not be realized.

    Our outlook and other forward-looking statements are as of the date of this release only.

    CONTACT: Linens 'n Things, Inc.
             William T. Giles, 973-815-2929